UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 9, 2014

SMSA Gainesville Acquisition Corp.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-53803
Nevada	27-0984261
(State of incorporation)	(IRS Employer ID Number)

610 Coit Road, Suite 200, Dallas, Texas 75075
(Address of principal executive offices)

(469) 606-4520
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Maulik Parikh as Chief Executive Officer

On July 9, 2014, Maulik Parikh submitted his resignation as Chief Executive Officer effective that day.

Appointment of James York as Chief Executive Officer and Director

Effective July 9, 2014, the board of directors appointed James York as the Company’s Chief Executive Officer.  The board of directors also appointed Mr. York as a director of the Company effective July 9, 2014.  Mr. York has served as the President of Healthscripts Specialty Pharmacy, Global Molecular Labs, and Titan Genomix since December 2013.  Prior to that Mr. York was VP of Sales for Orthofix from 2010 through 2013.  From 2006 to 2010, Mr. York was President and CEO of MY Spine Team.  Mr. York previously spent over four years as an options and equity trader for Southwest Securities, Inc. and has participated as an investor in five start-up healthcare businesses with operations in clinical research, data management, networking, and neuro-monitoring.  Mr. York, 37, is a graduate of East Tennessee State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMSA GAINESVILLE ACQUISITION CORP.

Dated: July 14, 2014
/s/ Chuck Talley
Chuck Talley Chief Financial Officer